Exhibit 10.12.2

AMENDMENT TO EMPLOYMENT AGREEMENT

Reference is made to the Employment Agreement (as amended from time to time, the “Agreement”; capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement), dated as of March 21, 2022, by and between Lucid Diagnostics Inc., a Delaware corporation (“Company”) and Shaun O’Neil (“Executive”).

WHEREAS, Executive has been promoted to the position of President and Chief Operating Officer;

WHEREAS, in connection with such promotion, the Compensation Committee of Company has approved an increase, effective as of December 1, 2023, in Executive’s Base Salary to an annual rate of $300,000; and

WHEREAS, the parties have agreed to amend the Agreement to give effect to the foregoing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment. Effective December 1, 2023, the Agreement shall be amended as follows:

a. The first sentence of Section 1.1 of the Agreement is hereby deleted and replaced with the following:

“The Company hereby agrees to employ the Executive as its President and Chief Operating Officer.”

b. The first sentence of Section 3.1 is hereby deleted and replaced with the following:

“The Company shall pay to Executive a salary (“Base Salary”) at the annual rate of $300,000.”

2. Terms of Agreement. Except as expressly set forth in this amendment, the terms of the Agreement remain unchanged and in full force and effect.

3. Entire Agreement. This amendment, together with the Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this agreement effective as of December 1, 2023.

LUCID DIAGNOSTICS INC.

By:		By:
Name:	Lishan Aklog, M.D.	Name:	Shaun O’Neil
Title:	Chairman and Chief Executive Officer